UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2007 (June 13, 2007)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31st Floor, 3B31-23 Guomao Building, 005 Renmin Rd. (South) Shenzhen, People’s Republic of China 518001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the board of directors held on June 8, 2007, the board terminated Mr. Deng Xiang Xiong as Chief Executive Officer and President of the Company and Mr. Chen Syh Kwan as Chief Financial Officer of the Company, both effective as of June 13, 2007.  Mr. Deng Xiang Xiong will continue to serve on the Company’s board of directors.  The board also accepted the resignation of Mr. Chris Liu as Secretary effective June 13, 2007.  Concurrent with the terminations and resignation, the board appointed Mr. Rocky Wulianghai as Chief Executive Officer and President of the Company and Mr. Thomas Lee as Chief Financial Officer, Secretary, and Treasurer of the Company, both effective as of June 13, 2007.

Mr. Rocky Wulianghai currently operates an investment company in Shanghai, China.  Mr. Wulianghai was a Managing Director of FFBC Holdings Group from 2001 to November of 2005.  In May 2006 Mr. Wulianghai joined the board of directors of Intermost Corporation.

Mr. Thomas Lee served as Chief Financial Officer of Management Recruiters International from June to September 2002.  Mr. Lee simultaneously worked on a project for Superstore International Ltd. which began in September 2002 and ended in August 2003.  From September 2003 to August 2004 Mr. Lee established a public relations company and reviewed a China architecture and re-design project.  In 2004 Mr. Lee rejoined Management Recruiters International as Chief Financial Officer.  In the same year, he joined the Ladies Recreations Club (Hong Kong) as Financial Consultant and Bund 18 Real Estate Management, Ltd (Shanghai) where he continues to serve as the Group Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOST CORPORATION

Dated: June 19, 2007	By:	/s/ Rocky Wulianghai
Rocky Wulianghai
President and Chief Executive Officer